Exhibit 99.1

Gevo Adds Jaime Guillen to Board of Directors

ENGLEWOOD, Colorado – August 2, 2021 – Gevo, Inc. (NASDAQ: GEVO) announced today the appointment of Jaime Guillen to its Board of Directors. Mr. Guillen is a Managing Partner at Faros Infrastructure Partners LLC, an investment firm with offices in United Kingdom, United States and Mexico. Mr. Guillen is also the Head of Asset Management for Mexico Infrastructure Partners and has approximately 30 years of experience in equity investments, project finance, project development, commercial contract negotiations, and company operations in a variety of sectors including energy, transport, natural resources, private equity and fund management. Earlier in his career, Mr. Guillen worked for major international firms including as Chief Executive Officer of Alterra Partners, Managing Director for Bechtel Enterprises and as a Vice President of Bechtel Financing Services. Mr. Guillen currently serves as the Chairman of the Board of Directors of Polaris Infrastructure Inc. (TSX: PIF), a Toronto-based publicly listed company engaged in the operation, acquisition and development of renewable energy projects in Latin America.

"I am very pleased to announce Jaime’s appointment to the board," said Dr. Patrick Gruber, Gevo's Chief Executive Officer. "He brings significant expertise in the areas of infrastructure development, investment, financing and operations experience globally, which is highly relevant to Gevo as we continue the development of our Net-Zero and other projects."

About Gevo

Gevo’s mission is to transform renewable energy and carbon into energy-dense liquid hydrocarbons. These liquid hydrocarbons can be used for drop-in transportation fuels such as gasoline, jet fuel and diesel fuel, that when burned have potential to yield net-zero greenhouse gas emissions when measured across the full life cycle of the products. Gevo uses low-carbon renewable resource-based carbohydrates as raw materials, and is in an advanced state of developing renewable electricity and renewable natural gas for use in production processes, resulting in low-carbon fuels with substantially reduced carbon intensity (the level of greenhouse gas emissions compared to standard petroleum fossil-based fuels across their life cycle). Gevo’s products perform as well or better than traditional fossil-based fuels in infrastructure and engines, but with substantially reduced greenhouse gas emissions. In addition to addressing the problems of fuels, Gevo’s technology also enables certain plastics, such as polyester, to be made with more sustainable ingredients. Gevo’s ability to penetrate the growing low-carbon fuels market depends on the price of oil and the value of abating carbon emissions that would otherwise increase greenhouse gas emissions. Gevo believes that its proven, patented technology enabling the use of a variety of low-carbon sustainable feedstocks to produce price-competitive low-carbon products such as gasoline components, jet fuel and diesel fuel yields the potential to generate project and corporate returns that justify the build-out of a multi-billion-dollar business.

Gevo believes that the Argonne National Laboratory GREET model is the best available standard of scientific-based measurement for life cycle inventory or LCI.

Learn more at Gevo’s website: www.gevo.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including the appointment of Jaime Guillen and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2020, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

###

Investor and Media Contact
+1 720-647-9605
IR@gevo.com

3